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                                January 30, 2003

Salomon Smith Barney Inc.
390 Greenwich Street
New York, New York  10013

Structured Products Corp.
388 Greenwich Street
New York, New York  10013

          Re:  TIERS(R) Principal-Protected Minimum Return Trust
               Certificates, Series DJIA 2003-1

Ladies and Gentlemen:

            We have acted as counsel to Salomon Smith Barney Inc. ("SSB"), Structured Products Corp. (the "Depositor") and Salomon Smith Barney Holdings Inc. (the "Swap Counterparty") and are rendering this opinion in connection with the issuance and sale of 19,000,000 TIERS(R) Principal-Protected Minimum Return Trust Certificates, Series DJIA 2003-1 (the "Certificates"), issued by TIERS(R) Principal-Protected Minimum Return Asset Backed Certificates Trust Series DJIA 2003-1 (the "Trust") pursuant to the Base Corporate Trust Agreement, dated as of September 26, 2002 (the "Agreement"), between the Depositor and U.S. Bank National Association, Cayman Islands Branch (the "Trustee"), as supplemented by the TIERS(R) Asset Backed Supplement Series DJIA 2003-1, dated as of January 30, 2003 (the "Supplement," and together with the Agreement, the "Trust Agreement"), each as accepted by U.S. Bank Trust National Association, as co-trustee (the "Co-Trustee"). Capitalized terms used herein that are not otherwise defined herein shall have the meanings assigned to such terms in the Trust Agreement.

            The Certificates will evidence the entire undivided interest in the Trust, the property of which will consist principally of the Term Assets (as defined in the Trust Agreement). The Certificates are included in a Registration Statement on Form S-3 (Registration No. 333-89080) filed by the Depositor with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Act") as declared effective on July 25, 2002 (the "Registration Statement"), and were offered by the prospectus dated December 19, 2002 (the "Base Prospectus") and the prospectus supplement (the "Prospectus Supplement") dated January 23, 2003 (the Base Prospectus and the Prospectus Supplement being hereinafter referred to as the "Prospectus").

            In rendering the opinions expressed below, we have examined (i) the Trust Agreement, (ii) the Registration Statement, (iii) the Prospectus, (iv) the articles of incorporation
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and by-laws of the Depositor; (v) a good standing certificate issued by the
State of Delaware with respect to the Depositor; (vi) certain resolutions adopted by the Board of Directors of the Depositor; (vii) an Action of Authorized Finance Officer; (viii) the Certificates; (ix) the Underwriting Agreement; (x) the Co-Trustee Appointment Agreement, dated the date hereof (the "Co-Trustee Appointment Agreement"), among the Trustee, the Co-Trustee and the Depositor; (xi) the ISDA Master Agreement, Schedule thereto and Confirmation, all dated the date hereof (the "Swap Agreement"), among the Trustee, the Co-Trustee and the Swap Counterparty; (xii) the Insurance Agreement, dated the date hereof, by and between Swap Counterparty and Ambac Assurance Corporation (the "Swap Insurer") (the "Insurance Agreement"); and (xiii) the Collateral Agency and Intercreditor Agreement, dated the date hereof, by and among Salomon Smith Barney Holdings Inc., as pledgor, U.S. Bank Trust National Association, as collateral agent, and the Swap Insurer (the "Collateral Agency and Intercreditor Agreement"). In addition, we have examined originals (or copies certified or otherwise identified to our satisfaction) of such other instruments, certificates, records and documents as we have deemed necessary or appropriate for the purpose of rendering this opinion.

            Based upon the foregoing, and having regard to legal considerations which we deem relevant, subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

            The Trust Agreement creates a valid trust under the laws of the State of New York. Assuming that the Certificates have been duly executed in accordance with the Trust Agreement, when such Certificates have been delivered and paid for as contemplated by the Prospectus and the Trust Agreement, as applicable, the Certificates will be validly issued and outstanding and will be entitled to the benefits afforded by the Trust Agreement.

            With your permission we have assumed the following: (a) the authenticity of original documents and genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties made in conference or contained in the records, documents, instruments and certificates we have reviewed; (d) except as expressly covered in the opinions set forth above, the corporate power and authority of the respective parties to the Trust Agreement to enter into and perform all of their obligations thereunder; (e) except as expressly covered in the opinions set forth above, the due authorization, execution and delivery of the Trust Agreement on behalf of the respective parties thereto and the legal, valid, and binding effect thereof and enforceability against the respective parties thereto; (f) the Trustee has complied with all material provisions of the Trust Agreement; and (g) the absence of any evidence extrinsic to the provisions of the written agreements between the parties that the parties intended a meaning contrary to that expressed by those provisions.

            Whenever a statement herein is qualified by the phrases "to our knowledge" or "come to our attention," it is intended to indicate that, during the course of our representation of

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the Underwriters and the Depositor, no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of those attorneys currently in this firm who have rendered legal services in connection with this opinion letter. However, we have not undertaken any independent investigation to determine the accuracy of any such statement, and any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation; no inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Underwriters and the Depositor.

            Our opinion that any document is legal, valid, binding or enforceable in accordance with its terms is qualified as to:

            (i) limitations imposed by bankruptcy, insolvency, reorganization, receivership, conservatorship, liquidation, arrangement, moratorium or other laws relating to or affecting the enforcement of creditors' rights generally;

            (ii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law;

            (iii) the unenforceability under certain circumstances of provisions imposing penalties, forfeiture, late payment charges, or an increase in interest rate upon delinquency in payment or the occurrence of any event of default; and

            (iv) rights to indemnification or contribution which may be limited by applicable law and equitable principles or otherwise unenforceable as against public policy.

            In addition, we express no opinion as to whether a federal court of the United States of America or a state court outside the State of New York would give effect to the choice of New York law provided for in the Trust Agreement and the Certificates.

            We express no opinions as to matters of law other than the law of the State of New York, the Delaware General Corporation Law and the federal law of the United States of America

                                         Very truly yours,




                                         ORRICK, HERRINGTON & SUTCLIFFE LLP


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